EXHIBIT 5.33

AUDITORS' CONSENT

        We hereby consent to the incorporation by reference into Amendment No. 1 to the registration statement on Form F-10 of Yamana Gold Inc., of our report to the shareholders of Viceroy Exploration Ltd. ("Viceroy") on the consolidated balance sheets of Viceroy as at December 31, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for the years then ended. Our report is dated March 10, 2006.

/s/  PRICEWATERHOUSECOOPERS LLP
 Chartered Accountants
Vancouver, British Columbia
August 14, 2007